Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-3 of VimpelCom Ltd. of our report dated March 31, 2016 relating to the financial statements of VimpelCom Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Amsterdam, 31 March 2016

PricewaterhouseCoopers Accountants N.V.

/s/ F.P. Izeboud RA, CPA

F.P. Izeboud RA, CPA